PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made and entered into as of the 25TH day of November 1996 (the "Effective Date") by and between JOHN HANCOCK REALTY INCOME FUND-II LIMITED PARTNERSHIP, a Massachusetts limited partnership, with an address c/o The Real Estate Investment Group, John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117 (hereinafter "Seller"), and FR ACQUISITIONS, INC., a Maryland corporation, with an address at 150 North Wacker Drive, Suite 150, Chicago, Illinois 60606 (hereinafter "Buyer").

                             WITNESSETH THAT:

     WHEREAS, Seller is the owner of the premises known as Fulton Business Park and located at Great Southwest Parkway and Tulane Drive, Atlanta, Georgia, containing approximately 8.06 acres of land improved with two (2) buildings containing a total of approximately 150,536 square feet of space (the "Premises"), more particularly described on Exhibit A attached hereto and made a part hereof; and

     WHEREAS, Buyer desires to purchase the Premises and acquire possession thereof in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth the parties hereto mutually agree as follows:

     1. Purchase Price. The Premises are to be sold to Buyer for the sum of THREE MILLION FIVE HUNDRED TEN THOUSAND AND NO/100 DOLLARS
($3,510,000.00) (the "Purchase Price"), which amount (less the Deposit and subject to the adjustments and prorations hereinafter provided) Buyer shall pay to Seller on the Date of Closing by wiring immediately available Federal funds to such bank account as may be designated by Seller.

     2. Deposit. Buyer shall deliver to Chicago Title Insurance Company located at 5775-C Peachtree Dunwoody Road, Suite 200, Atlanta, Georgia 30342 or such other company as Buyer and Seller may agree to in writing (the "Title Company") $35,000.00 by wire transfer or official bank cashier's check simultaneously with the execution of this Agreement as a good faith deposit, which funds shall be deposited in an interest bearing FDIC insured account (such deposit and such interest as is earned thereon shall be referred to as "the Deposit"), and which Deposit shall be disposed of in the manner herein provided.

     Within two (2) Business Days after expiration of the Review Period (as defined below), Buyer shall deposit an additional $35,000 by wire transfer or official bank cashier's check which funds together with the interest thereon shall be added to and deemed a part of the "Deposit." The term "Deposit" as used herein shall mean such amount as is then being held by the Title Company pursuant to this Section 2. If Buyer performs all of its obligations under this Agreement, the Deposit shall be applied against the Purchase Price. If Seller shall be unable to deliver title and possession or Seller defaults in its obligation to sell the Premises to Buyer pursuant to the provisions of this Agreement, as hereinafter provided, or if Buyer shall fail to perform any of its agreements hereunder, or if all the conditions precedent to Buyer's obligation to purchase the Premises have not been satisfied or do not exist on the Date of Closing (as defined below) the Deposit shall be disposed of in the manner hereinafter provided.

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     3.   Closing.  Subject to the provisions of this Agreement, the deed shall be delivered at 10 o'clock A.M., Eastern Standard Time, on December 6, 1996 ("the Date of Closing"), at the offices of Glass, McCullough, Sherrill & Harrold, LLP, 3414 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, unless otherwise agreed upon in writing.

     4. Buyer's Review. Buyer shall have until 5 o'clock P.M. EST, on November 26, 1996 ("the Review Period"), (a) to review title to the Premises (the "Title") and to obtain and review a survey (the "Survey");
(b) to make or have made such reasonable non-destructive inspections, studies and tests as it desires of the Premises, including, without limitation, the interior, exterior, and structure of all improvements, and the condition of soils and subsurfaces (the "Inspections"); and (c) to review Seller's financial records, contracts and leases relating to the Premises (the "Review"). All such items shall be obtained and reviewed at Buyer's sole cost and expense, except that the Seller shall pay the cost of obtaining an owner's title insurance commitment and policy for Buyer (the "Basic Policy"); provided that Buyer shall pay the cost of obtaining any affirmative coverage or excluding any exceptions on such policy ("Additional Title Coverage").

     To facilitate the Review and the Inspections, the Buyer shall have access to all non- proprietary books, records, tax returns, correspondence, financial data, ledger reports, general ledgers, Leases and all other documents and matters, public or private, maintained by Seller or its agents or its management company relating to all receipts and expenditures pertaining to the Premises for the three (3) most recent full calendar years and the current calendar year (all as available), regarding the operation of the Premises for review and copying at its own expense located at the offices of Seller's management company, CB Commercial Real Estate Group, Inc. (or such other location in the metropolitan Atlanta area as such management company may designate) and the Premises at reasonable times and upon reasonable prior notice.

     If Buyer has any objection or objections to any of the matters revealed in the Title, Survey, Inspections, Review or any other matter in its sole judgment ("Buyer's Objections"), it shall notify Seller in writing of the Buyer's Objections on or before the end of the Review Period and notify Seller either of (i) Buyer's desire to terminate this Agreement, whereupon this Agreement shall terminate without any recourse to the parties hereto and the Deposit shall be returned to Buyer, or (ii) its desire to give the Seller the option to cure the Buyer's Objections (the "Cure Option"). Any matters revealed in the Title (appearing of record prior to or on the Effective Date), Survey (in existence as of the Effective Date), Inspections, Review or any other matters not submitted to Seller in writing on or before the expiration of the Review Period as Buyer's Objections shall be deemed waived and shall become "Permitted Exception."








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     Seller shall have seven (7) days after receiving notice of a Cure
Option to notify Buyer of Seller's willingness and plan to correct Buyer's Objections on or before the Date of Closing (as extended hereunder) (the "Proposed Cure"). If (x) Seller fails to notify Buyer of a Proposed Cure within such seven (7) days in Seller's sole option or (y) the Proposed Cure does not satisfy Buyer in its sole discretion and Buyer notifies Seller in writing of such dissatisfaction within seven (7) days of receiving the Proposed Cure (the "Dissatisfaction Notice"), then this Agreement shall terminate with no recourse to any party and the Deposit shall be returned promptly to Buyer.

     If (a) the Review Period expires without the notice of any Buyer's Objections as provided herein, (b) Buyer accepts Seller's Proposed Cure for Buyer's Objections, or (c) Buyer fails to give a timely Dissatisfaction Notice after timely delivery of Buyer's Objections and a Proposed Cure, then (i) Buyer shall deliver the additional amount of the Deposit as provided in Section 2; (ii) the Deposit shall become non-refundable (unless
(A) Seller is unable to deliver title and possession of the premises on the Date of Closing or (B) Seller defaults in its obligation to sell the Premises to Buyer pursuant to the provisions of this Agreement as herein provided or (C) all of the Seller's conditions precedent to Buyer's obligation to purchase the Premises have not been met or do not exist on the Date of Closing, in which case the Deposit shall be disposed of in the manner herein provided) and (iii) this Agreement shall remain in full force and effect; provided that it shall be a condition to Buyer's obligation to consummate the Closing that the Proposed Cure is implemented on or before the Date of Closing or later is arrangements are made which are satisfactory to the Buyer in its sole discretion.

     5.   Condition of Premises; Representations and Warranties.

          (a) Condition of Premises. Except as specifically contained in this Agreement and Seller's Closing Documents, Buyer and Seller agree that Buyer is acquiring the Premises and any related personal property in their "AS IS" condition, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED. Neither Seller nor any agents, representatives, or employees of Seller have made any representations or warranties, direct or indirect, oral or written, express or implied, to Buyer or any agents, representatives, or employees of Buyer with respect to the condition of the Premises or personal property, their fitness for any particular purpose, or their compliance with any laws, and Buyer is not aware of and does not rely upon any such representation to any other party. Buyer acknowledges that it either has had or will have before the Date of Closing the opportunity to make such inspections (or have such inspections made by consultants) as it desires of the Premises and personal property and all factors relevant to their use, including, without limitation, the interior, exterior, and structure of all improvements, and the condition of soils and subsurfaces (particularly with respect to the presence or absence of hazardous substances).






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
          After its inspections are completed, Buyer shall restore (as nearly as possible) the Premises and personal property to their condition prior to Buyer's inspections. Buyer agrees to indemnify Seller for all claims or damages arising out of Buyer's inspections, including, without limitation, claims for personal injury or property damage, and including without limitation all costs and attorneys' fees. The obligations in this paragraph shall survive the Closing or the termination of this Agreement for any reason, including without limitation pursuant to Section 4, 9, or 14 hereof.

          Seller shall deliver possession to Buyer, subject to the matters set forth in Section 7(a)(1) hereof, not later than the Date of Closing, provided that all the terms and conditions of this Agreement have been complied with. Seller until the Date of Closing shall maintain, repair (subject to Section 9 hereof), manage, and operate the Premises in a businesslike manner in accordance with Seller's prior practices; shall comply with its contractual obligations as owner of the Premises; shall maintain the types and amounts of insurance that are in force on the date of execution hereof; and shall not dissipate the Premises or remove any property therefrom, except in the ordinary course of business.

          (b) Representations of Seller. Seller represents and warrants to Buyer as follows:

               (1) Seller is a Massachusetts limited partnership, duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and the State of Georgia.

               (2) Subject to Section 23 hereof, (i) Seller has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby; (ii) this Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Seller and constitutes the Seller's legal, valid, and binding obligation enforceable against Seller in accordance with its terms; and (iii) the consummation by Seller of the sale of the Premises is not in violation of or in conflict with, nor does it constitute a default under any term or provision of, the organizational documents of Seller, or any of the terms of any agreement or instrument to which Seller is a party, or by which Seller is bound, or any provision of any applicable law, ordinance, rule, or regulation of any governmental authority or any provision of any applicable order, judgment, or decree of any court, arbitrator, or governmental authority.











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
               (3) To the best of Seller's actual knowledge, the list attached hereto as Exhibit B is a true and complete list of all Leases, tenants and their respective security deposits at the Premises. As of the Date of Closing, Seller shall have paid all leasing commissions incurred by Seller as owner of the Premises and there are no Lease brokerage agreements, Lease commission agreements or other written agreement for leasing activities or procuring tenants with respect to the Premises which will be outstanding as of the Date of Closing. To the best of Seller's actual knowledge, attached as Exhibit B-1 is a materially true, correct and complete copy of the statement setting forth financial information on a lease by lease basis concerning the Leases (the "Rent Roll") prepared in the ordinary course of business by Seller's property manager of the Premises for Seller's use in calculating the financial performance of the Premises and the status of the Leases for the period indicated.

               (4) To the best of Seller's actual knowledge, the list attached hereto as Exhibit C is a true and complete list of all Service Contracts affecting the Premises.

               (5) Except as listed on Exhibit D hereto, to the best of Seller's actual knowledge, Seller has not received, with respect to the Premises, any notices from (i) any governmental agency of any violations of building, fire, safety, health, occupancy and/or zoning ordinances, codes, regulations or laws (including, without limitation, the Americans with Disabilities Act ("ADA"));
          (ii) any governmental agency of any pending or threatened condemnation proceedings, or (iii) any party of pending or threatened litigation affecting the Premises.

               (6) Except as disclosed in Exhibit E, Seller has not received written notice of any (and to the best of Seller's actual knowledge, there is no) action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against the Premises, or the transactions contemplated by this Agreement, and to the best of Seller's actual knowledge there is no threatened litigation or government proceeding affecting the Premises (except proceedings with respect to real estate taxes assessed against the Premises), or the transactions contemplated by this Agreement, which in any of those events, if adversely determined, could individually or in the aggregate have an adverse effect on title to the Premises or any portion thereof or which could interfere with the operation of the Premises as currently operated or consummation of the transactions contemplated by this Agreement.

               (7) To the best of Seller's actual knowledge, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review real or personal property tax assessments against the Premises which remain outstanding, except as disclosed on Exhibit E attached hereto.



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
              (8) To the best of Seller's knowledge, Seller has not received any written notice from any insurance company or board or fire underwriters of any defects or inadequacies in or on the Premises or any part or component thereof that would affect the insurability of the Premises or cause any increase in the premiums for the Premises that have not been cured or repaired.

              (9)   Seller has no full time employees at the Premises.

             (10) Except as disclosed in the Environmental Reports (defined below) to the best of Seller's actual knowledge: (i) Seller has not used, stored or disposed of Hazardous Substances at or in the Premises other than in material compliance with the Environmental Laws applicable to the Premises; (ii) Seller has received no written notice from any Governmental Authority that any Governmental Authority has determined that there are any violations of Environmental Laws affecting the Premises or that any investigations or proceedings by such Governmental Authorities with respect to the presence of Hazardous Substances at the Premises is pending or threatened; and (iii) Seller has not placed any above or below ground storage tanks on or under the Premises and Seller has no actual knowledge of the existence of any above or below ground storage tanks located on or under the Premises.

             (11) Other than as described in Exhibit F (true, correct and complete copies of which will be delivered to Buyer within five
          (5) Business Days after the Effective Date), to the best of Seller's actual knowledge, except tenant leases disclosed on the Rent Roll, there are no other agreements, commitments or understandings affecting the Premises to which Seller is a party which will be binding upon the Premises or Buyer after the closing of the sale of the Premises to Buyer.

             (12) Seller has not: (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; or (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets.

             (13) Seller has not received any written notice of any (and to the best of Seller's actual knowledge there are no) assessments imposed by any Governmental Authorities which could constitute a lien or charge on the Premises or any part thereof which are not yet due and/or payable.






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
             (14) To the best of Seller's actual knowledge, the copies of the Financial Statements for the periods ending 1994, 1995 and August 31, 1996 attached hereto as Exhibit G are the financial statements concerning the ownership and operations of the Premises prepared by Seller or delivered to Seller by Seller's property manager in the ordinary course of business for Seller's internal reporting purposes for the periods indicated and are the financial statements used by Seller in evaluating the financial performance of the Premises and used as the basis for reporting the financial performance of the Premises to Seller's partners.

          For purposes of Section 5(b), the term "to the best of Seller's actual knowledge" shall mean to the best of the actual knowledge of George Kovach and Scott E. Morrow, who are both Assistant Vice Presidents of Seller's general partner and who have acted as asset managers of the Premises since 1992. The term "asset manager" shall mean the person with principal responsibility for the day to day asset management of the Premises for the Seller, which responsibilities include acting as primary contact with Seller's property management company at the Premises and receiving and reviewing financial information for the Premises from such property management company but shall not include the actual on-site property management performed by Seller's property management company.

         (c) Representations of Buyer. Buyer represents and warrants to Seller as follows:

              (1) Buyer is a Maryland corporation, duly organized, validly existing, and in good standing under the laws of the State of Maryland and the State of Georgia.

              (2) Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitutes its legal, valid, and binding obligation enforceable against it in accordance with its terms, and the consummation and performance by Buyer of the transactions contemplated herein will not result in a violation of or be in conflict with or constitute a default under any term or provision of the organizational documents of Buyer, or any of the terms or provisions of any agreement or instrument to which it is a party, or by which it is bound, or of any term of any applicable law, ordinance, rule or regulation of any governmental authority or of any term of any applicable order, judgment, or decree of any court, arbitrator, or governmental authority.









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
          (d) Scope of Representations. The representations and warranties set forth in Sections 5(b) and (c) above shall expire on the date which is twelve (12) months from the Date of Closing, unless on or before such date the party claiming a breach of any of the foregoing representations and warranties files a claim for such breach with a court of competent jurisdiction. Any such claim shall be limited to the actual damages (specifically including reasonable attorneys' fees and expenses and court costs) suffered by the claiming party (specifically excluding consequential and other damages), and in no event shall the aggregate of such damages exceed $350,000.00.
     Buyer acknowledges that Seller has maintained no employees at the Premises and that the Premises have during Seller's ownership thereof always been managed by a third-party manager, and that Seller has relied upon such manager for knowledge and notice.

          (e) Conditions Precedent. Each party's obligation to close hereunder shall be conditioned upon the truth in all material respects as of the Date of Closing of the other party's representations and warranties set forth in this Section 5. Each party shall remake its respective representations and warranties on the Date of Closing and if any party cannot make any such representation or warranty on the Date of Closing, such party shall disclose in writing to the other party the reasons why it cannot remake and confirm such representation and warranty. If on the Date of Closing a representation and warranty is not true, and such representation and warranty either was not true on the date of this Agreement, or was true on the date of this Agreement but has become untrue as a result of a breach of this Agreement by the party making the representation hereunder, the other party may either seek its remedy pursuant to Section 14 hereof, waive this condition and proceed to Closing, or terminate this Agreement by notice to the representing party. If on the Date of Closing a representation and warranty is not true and such representation and warranty was true on the date of this Agreement and has become untrue not as a result of a breach of this Agreement by the representing party, the other party may either waive this condition and proceed to Closing or terminate this Agreement by notice to the representing party. Upon the representing party's receipt of notice of termination pursuant to this Section 5(e), the Deposit shall be refunded to Buyer and this Agreement shall terminate, and neither party shall be liable to the other for damages or otherwise except as otherwise expressly provided herein.















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
     6. Adjustments and Prorations. All taxes, including, without limitation, real estate taxes and personal property taxes, collected rents, charges for utilities, including water, sewer, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs and charges of every kind which in any manner relate to the operation of the Premises (but not including insurance premiums) shall be prorated to the Date of Closing, except that if Seller does not receive the Purchase Price (by receipt of wired funds or by receipt in hand of an official bank cashier's check) by noon, Eastern Standard Time, on the Date of Closing, all prorations shall be made as of the following Business Day. All amounts collected by Buyer from tenants after the Date of Closing shall be first applied to current rents and other amounts due from such tenant and then applied to delinquent rents and other amounts due from such tenant in inverse order of maturity. The amounts thus collected and applied which are applicable to periods prior to the Date of Closing shall be remitted to Seller. If the amount of said taxes, assessments, or rents is not known on the Date of Closing, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. If such taxes and assessments shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed. Buyer shall be responsible for the payment of any assessments or notice of assessments made and due on and after the Date of Closing for any public improvement, provided Buyer takes title hereunder; Seller shall be responsible for payment of any assessments or notice of assessments made prior to the Date of Closing. With respect to security deposits, if any, made by tenants on the Premises (as required in the Leases or otherwise), Buyer shall receive credit therefor in the proration of rents. Any deposits on utilities paid by Seller shall be returned to Seller. The foregoing provisions of this Section shall not apply to any taxes, assessments, or other payments which are directly payable by tenants under their leases or reimbursable by such tenants to the owner of the Premises, as landlord, under their leases. On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Premises owned by Seller, if any, at no additional cost to Buyer.

     7. Closing Documents. (a) Seller's Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Buyer at the Closing the following documents ("Seller's Closing Documents"):

               (1)  Deed.    A special warranty deed conveying marketable
          title to the Premises subject to the following:

                    (A) All easements, conditions, restrictions, and reservations of record and public rights in highways and rights-of-way existing prior to the Effective Date;

                    (B) All building and zoning laws, ordinances, and State and Federal regulations;




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
                    (C) Encroachments and all other matters that an accurate survey might show, provided that the same do not unreasonably interfere with the use of the Premises as a warehouse and distribution facility;

                    (D)  All Permitted Exceptions;

                    (E) Rights of tenants in possession as tenants only under Leases described in Exhibit B; and

                    (F) Real estate taxes and all installments of special assessments or levies not yet due and payable on the Date of Closing.

               (2) Bill of Sale. A bill of sale, assigning and transferring to Buyer all of the right, title and interest of Seller in and to all tangible personal property, if any, owned by Seller and located upon the Premises.

               (3) Assignment of Leases. An assignment of Leases, tenancies, and security deposits, which will include an indemnification by Seller of Buyer for all landlord obligations accruing prior to the Date of Closing.

               (4) Non-Foreign Certificate. A certification that Seller is not a non-resident alien (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder).

               (5) Blanket Assignment. A Blanket Assignment of intangible property and rights transferring and assigning to Buyer all Seller's right, title and interest in and to all intangible property, and rights which are a part of the Premises.

               (6) Georgia Withholding Affidavit. A Georgia Withholding Affidavit and such other affidavits, certificates and statements as may be required to comply with O.C.G.A. 48-7-128 et seq.

               (7) Rent Roll. An updated Rent Roll (in the form of Exhibit B-1) dated as of the Date of Closing, certified by Seller's property management company as true, correct and complete to the best of Seller's knowledge.

               (8) Landlord's Certificate. The Landlord's Certificate if Landlord elects to deliver same pursuant to Section 24(k) below.

     (b) Buyer's Deliveries. Conditioned upon performance by Seller hereunder, Buyer shall execute and deliver to Seller at the Closing the following documents:

               (1) Assumption of Leases. An assumption of Leases, tenancies, and security deposits (actually transferred to Buyer), which will include an indemnification by Buyer of Seller for all landlord obligations accruing on or after the Date of Closing.


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
     (c) Other Closing Documents. Each party shall deliver to the other party or the Title Company such duly executed and acknowledged or verified certificates, affidavits, and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or the Title Company may reasonably request.

     8. Costs. Buyer shall pay all settlement expenses, except as set forth in the following sentence, in connection with the transfer of the Premises, including, but not limited to, personal property sales taxes, if any, recording fees incurred in recording of the deed and any of Buyer's Closing Documents, Buyer's attorneys' fees, the costs of obtaining Additional Title Coverage, the cost of any survey desired by Buyer, one half (1/2) of the Title Company's closing escrow fee and all other costs and expenses incidental to or in connection with closing this transaction. Seller shall pay only the attorneys' fees, if any, incurred by Seller in connection with this transaction, real estate transfer taxes, the costs of the Basic Policy, one half (1/2) of the Title Company's closing escrow fee, the Broker's commission but only if, as, and when the transaction contemplated hereby is fully consummated and the deed is recorded and the full consideration therefor has been received by Seller, and all costs and expenses relating to a Proposed Cure.

     9.   Casualty or Condemnation.
          (a) In the event that prior to the Date of Closing the improvements on the Premises are damaged or destroyed, in whole or in part, by fire or other cause, or any portion of the Premises becomes the subject of a condemnation proceeding by a public or quasi-public authority having the power of eminent domain, then Seller shall promptly give Buyer notice (a "Damage Notice") and a description in reasonable detail thereof.

          (b) In the event that all or any material portion of the Premises is damaged or destroyed by fire or other casualty or other cause or all or a material portion of the Premises becomes the subject of a condemnation proceeding by a Governmental Authority or a quasi-public authority having the power of eminent domain, then either party, at its option, may terminate this Agreement by notice to the other given within two (2) Business Days after the effective date of the Damage Notice concerning such damage or proceeding, in which case the Deposit shall be refunded to Buyer, and thereafter neither party shall have any further obligation or liability to the other by virtue of this Agreement, except as otherwise expressly provided herein. For purposes hereof, a "material portion of the Premises" means such portion of the Premises which (i) in the reasonable estimation of Buyer or Seller, a loss in an amount in excess of ten per cent (10%) of the Purchase Price, or (ii) the loss of all or a material portion of access to the Premises, or (iii) results in the termination (or threatened termination) of any Lease of the Premises, or (iv) the loss of parking spaces, or other portions of the Premises which would cause the Premises or the ownership, use or operation of the Premises not to be in compliance with all applicable laws (including, without limitation applicable zoning, life, safety and building codes and ordinances), or (v) in the reasonable determination of Buyer or Seller materially impairs the value of the Premises or materially adversely affects the marketability of the Premises.

          (c) In the event that a portion of the Premises (which is not a material portion of the Premises) is damaged or destroyed by fire or other casualty or other cause or a portion of the Premises (which is not a material portion of the Premises) becomes the subject of a condemnation proceeding by a Governmental Authority or a quasi-public authority having the power of eminent domain, then Buyer shall have the right, exercisable in its sole discretion within ten (10) Business Days after receipt of a Damage Notice concerning such damage or proceeding either to (i) proceed with the transaction contemplated herein in which event Buyer shall be entitled to recover any insurance proceeds (and Seller shall pay to Buyer at Closing the amount of the deductible under Seller's insurance coverage) or condemnation awards, or (ii) terminate this Agreement, in which case the Deposit shall be refunded to Buyer and thereafter neither party shall have any further obligation or liability to the other by virtue of this Agreement, except as otherwise expressly provided herein. In the event that Buyer fails to give Seller notice of Buyer's election under this Section 9(c) within the ten (10) Business Day period as provided above, Buyer shall be deemed to have exercised its right to proceed with the transaction contemplated herein pursuant to clause (i) of this Section 9(c). The Date of Closing shall be extended, if necessary, to provide Buyer with said period of ten (10) Business Days in which to make its election as provided above.

     10. Insurance. Seller shall not be obligated to assign to Buyer any fire, hazard, or liability insurance policies which it holds respecting the Premises, and Seller shall have the right to any and all refunds or rebates resulting from the termination of such policies. Seller shall maintain its existing insurance coverage on the Premises.

     11. Broker's Commission. Buyer and Seller each hereby warrants and represents to the other that is has dealt with no broker or finder in connection with this transaction except CB Commercial Real Estate Group, Inc. (the "Broker"), and that it is not affiliated with the Broker in any way. Buyer and Seller each hereby agrees to indemnify and hold the other harmless from and against any and all claims for brokerage or finder's fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with the indemnifying party in connection with this Agreement or the consummation of the transaction contemplated hereby. The obligations in this Section shall survive the Closing or the termination of this Agreement for any reason, including without limitation pursuant to Section 4, 9, of 14 hereof. If, as, and when the transaction contemplated hereby is fully consummated and the deed is recorded and the full consideration therefor has been received by Seller, Seller shall pay a broker's commission to the Broker pursuant to a separate agreement with the Broker. At Closing, Seller shall obtain from Broker such waivers and affidavits as may be reasonably required by the Title Company to issue the Basic Policy without exception for any lien or claim of lien under the Georgia Commercial Real Estate Broker Lien Act (O.C.G.A. 44-14-600 et seq.).

     12. Seller's Performance. The acceptance of Seller's Closing Documents by Buyer shall be deemed to be a full performance and discharge of every agreement and obligation of Seller herein contained and expressed, except such as are, by the terms hereof, to be performed after the delivery of said instruments, and except as provided in Section 5(d) and Section 6 above.

     13. Recording Prohibited. This Agreement shall not be recorded in the Fulton County Records or in any other office or place of public record. If Buyer shall record this Agreement or cause or permit the same to be recorded, Seller may, at its option, elect to treat such act as a default by Buyer under this Agreement.

     14. Remedies. If Seller defaults under this Agreement, Buyer's sole remedy, at law or in equity, shall be one of the following: (a) to terminate this Agreement whereupon the Deposit shall be returned to Buyer, thereafter the obligations of Seller under this Agreement shall terminate; or (b) to obtain specific performance of Seller's obligation to convey the Premises pursuant to this Agreement, provided that in no event shall Seller be obligated to undertake any of the following: (i) change the condition of the Premises or restore the same after any fire or casualty; (ii) except with respect to a Proposed Cure, expend money or post a bond to remove or insure over a title defect or encumbrance or to correct any matter shown on a survey of the Premises with respect to any such title defect, encumbrance or Survey matter which (A) occurred or was in existence prior to the Effective Date and was not disclosed in Buyer's Objections set forth in a notice from Buyer given during the Review Period or (B) was placed upon or encumbered the Premises after the Effective Date other than by the intentional act by Seller, in which event, Buyer shall have the right to extend the Date of Closing by notice to Seller and Title Company (given prior to or on the Date of Closing specified in Section 3 above) to a business day on or prior to December 20, 1996, to provide Buyer with adequate time in which to consider such matter and to consider Buyer's options, without prejudice to Buyer's right to exercise subsequently any of Buyer's remedies as set forth above in this Section 14; or (iii) cure defects objected to as Buyer's Objections, unless Seller proposed a Proposed Cure for which the Buyer filed no Dissatisfaction Notice. In the event that Buyer elects to extend the Date of Closing as aforesaid, Seller agrees to cooperate in good faith with Buyer to effect a cure of such matter; provided, however, that (i) in cooperating in good faith, Seller shall have no obligation to expend money or otherwise cure any matter that it is not required to cure under this Agreement and (ii) Buyer shall have no right to obtain specific performance of this Agreement as a remedy in such event. In no event shall any officer, director, employee, agent, or representative of Seller have any personal liability in connection with this Agreement or transaction. Notwithstanding the foregoing, Seller shall also pay all fees charged by the Title Company, including escrow fees, incidental to this Closing in the event of Seller's default.

     If Buyer defaults under this Agreement, the sole remedy of Seller shall be to retain the Deposit, which sum the parties fix and settle as liquidated damages for such default of Buyer, the parties hereby acknowledging and agreeing that Seller's damages for Buyer's default would be difficult to determine and that the amount of the Deposit represents a fair and reasonable estimate of Seller's damages. Seller hereby unconditionally and irrevocably waives any right to obtain specific performance of this Agreement because of Buyer's default.

     Nothing in this Section 14 shall limit the express provisions of this Agreement obligating one party hereto to indemnify the other or to restore the Premises, including without limitation Sections 5 and 11 hereof.

     15. Assignment. This Agreement may not be assigned by Buyer without the express written consent of Seller, which consent Seller may in its sole discretion withhold. No assignment shall operate to relieve Buyer from any obligation hereunder. Notwithstanding the foregoing in this Section 15, Buyer may at any time prior to or at Closing assign this Agreement to any affiliate of Buyer upon prior written notice to Seller, but without Seller's consent, in which case Buyer shall be relieved from all obligations hereunder.

     16. Waiver. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

     17. Time. It is agreed that time is of the essence of this Agreement.

     18. Governing Law. This Agreement shall be construed under the laws of the State of Georgia.

     19. Notices. All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the first Business Day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight delivery service), in which case notice shall be deemed given on the first Business Day after the date sent, to the appropriate address indicated below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

     To Seller:     c/o The Real Estate Investment Group
                    John Hancock Place, P.O. Box 111
                    Boston, MA  02117
                    Attention:   Stephen Kindl, Senior Investment Officer
                    Fax No.:   (617) 572-3860 or 3866
     With copy to:  John Hancock Mutual Life Insurance Company
                    Law Department (T-50)
                    John Hancock Place, P.O. Box 111
                    Boston, MA  02117
                    Attention:   Nathaniel I. Margolis, Esq.
                    Fax No.:   (617) 572-9268 or 9269

     To Buyer:      FR Acquisitions, Inc.
                    c/o First Industrial Realty Trust, Inc.
                    150 N. Wacker Drive
                    Suite 150
                    Chicago, Illinois  60606
                    Attention:   Mr. James Carpenter
                    Fax No.:   (312) 704-6606
     With copy to:  Glass, McCullough, Sherrill & Harrold, LLP
                    3414 Peachtree Road, N.E.
                    Suite 450
                    Atlanta, Georgia  30326-1162
                    Attn:   Peter B. Glass, Esq.
                    Fax No.:   (404) 231-1978

     20. Confidentiality. Except as may be required by law, neither party shall disclose the financial and economic terms and conditions of the transaction contemplated herein except as may be necessary in the ordinary course of its business. All press releases or other dissemination of information to the media, or responses to requests from the media, for information relating to the transaction contemplated herein shall be subject to the prior written approval of both parties; provided that, following the Closing, neither party's approval shall not be unreasonably withheld or delayed. The obligations in this Section shall survive the Closing or termination of this Agreement for any reason.

     21. Entire Agreement. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer provided that either party may unilaterally waive any condition, requirement or obligation for the benefit of such party.

     22   Escrow of Funds for Vacant Space.

          (a) Buyer and Seller agree that approximately 12,992 square feet of rentable space at the Premises is vacant (the "Vacant Space"). Upon Buyer's payment of the Purchase Price to Seller on the Date of Closing, Seller shall deposit $60,000.00 of the Purchase Price ("Escrow Amount") in escrow with the Title Company. The Title Company shall hold the Escrow Amount in escrow in an FDIC insured account (the "Escrow Account") until the date (the "Return Date") which is eight
     (8) calendar months after the Date of Closing and shall only disburse it as expressly provided in this Section. In no event shall the aggregate amount disbursed hereunder exceed the Escrow Amount.

          (b) Buyer may submit a written request for reimbursement ("RFR"), executed by an authorized officer of Buyer to the Title Company for the following two purposes: (i) reimbursement of the reasonable and actual costs incurred by Buyer as of the date of the RFR to construct and complete tenant improvements and pay leasing commissions in connection with leasing of the Vacant Space from the period from the Date of Closing through the Return Date; and (ii) an amount equal to the product of the number of square feet of the Vacant Space still vacant, multiplied by $3.50, divided by twelve ("Monthly Rent Reimbursements") for each month from the Date of Closing through the Return Date (which amount shall be prorated with respect to any space which is Vacant Space for less than one month). The RFRs may not be submitted more than every two (2) months.

          With respect to such tenant improvements, Buyer shall attach to the RFR, (a) all relevant invoices and other evidence of the payment of or liability for such tenant improvements costs as the Title Company and Seller may reasonably require and (b) waiver of liens and / or acknowledgments of payment from the Buyer, general contractor and all subcontractors in form and substance reasonably satisfactory to the Title Company and Seller relating to the work performed. The amount of such tenant improvements reimbursed to Buyer shall equal the lesser of (i) the actual amount incurred and paid and (ii) the product of the number of square feet of Vacant Space leased multiplied times $1.24.

          With respect to leasing commissions, Buyer shall attach evidence that such commission was paid to third party broker(s) with no relationship to Buyer in a form reasonably acceptable to the Title Company and Seller. The amount of such leasing commissions reimbursed to Buyer shall equal the lesser of (i) the actual amount of the commission paid to such third party broker(s) and (ii) six percent (6%) of the base rent agreed to under the lease for which such commission was paid.

          With respect to requests for Monthly Rent Reimbursements, Buyer shall include in an RFR, (i) the amount requested, (ii) the months for which Buyer is making such request and (iii) the total amount of Monthly Rent Reimbursements paid through the date of the RFR.

          Within fourteen (14) days of its receiving a RFR together with all such required information, the Title Company shall disburse funds from the Escrow Amount in an amount set forth by such RFR. Such authorization may direct a payment directly to the parties performing the work for which such disbursement was requested or to the Buyer for reimbursement of costs incurred.

          (c) If none of the Vacant Space shall have been leased prior to the Return Date, all amounts remaining in the Escrow Account shall be disbursed promptly to Buyer, whereupon this escrow shall terminate and be of no further force or effect.

          (d) If all of the Vacant Space shall have been leased prior to the Return Date and if any portion of the Escrow Amount remains on the Return Date and is not the subject of an RFR, the Title Company shall disburse such amount to Seller. Upon disbursement of the entire Escrow Amount, this escrow shall terminate and be of no further force or effect.

          (e) If less than all of the Vacant Space shall have been leased prior to the Return Date and is not the subject of an RFR, then any remaining amount in the Escrow Account shall be disbursed by Escrow Agent within fifteen (15) Business Days after the Return Date as follows:

               (i) First, to Buyer, that amount equal to the sum of (x) the amount of the Monthly Rent Reimbursements for such Vacant Space through the Return Date (less any Monthly rent Reimbursements for such space which was included in a previously submitted RFR); and (y) the amount equal to the product of six percent (6%) times the number of square feet in such Vacant Space times $3.50 times five (5); and plus (z) the amount equal to the product of $1.24 times the number of square feet in such Vacant Space.

             (ii)   Then, to Seller, any remaining amount in the Escrow
          Account.

          Within five (5) Business Days after the Return Date, each party shall give the other party and the Title Company written notice of the amounts it determines is due and payable under this Section 22(e). Upon disbursement of the entire Escrow Amount, this escrow shall terminate and be of no further force or effect.

          (f) If Seller leases any portion of the Vacant Space on or before the Date of Closing, the Escrow Amount deposited on the Date of Closing shall be reduced by the product of the number of square feet of the Vacant Space leased multiplied by $3.50.

          (g) In the event of a dispute between Buyer and Seller sufficient in the sole discretion of the Title Company to justify its doing so, the Title Company shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Escrow Amount together with such other legal pleadings as it may deem appropriate, and thereupon shall be discharged from all duties and liabilities under the escrow provisions of this Agreement arising after the date of delivery of such items to such court. In performing any of its duties hereunder, the Title Company shall not incur any liability to anyone for damaged, losses or expenses except for gross negligence, willful default or breach or trust; and it shall, accordingly, not incur any liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel, or
     (ii) any action taken or omitted in reliance upon the instrument, including written notice or instruction provided for in this Agreement not only as to its due execution and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein which the Title Company shall in good faith believe to be genuine and to have been signed and presented by a proper person or persons in conformance with the provisions of this Agreement.

          (h)  The provisions of this Section 22 shall survive the closing.

     23. Seller's Approvals. Seller's obligation to close hereunder shall be conditioned upon the approval of this transaction by Seller's internal committees. If on or before November 26, 1996 Seller has not notified Buyer that such approval has been granted, such approval shall be deemed not to have been granted, and the Deposit shall be refunded and this Agreement shall terminate, and neither party shall be liable to the other for damages or otherwise except as otherwise expressly provided herein

     24. Special Stipulations. The following Special Stipulations shall control in the event of any conflict with any of the foregoing provisions of the Agreement.

          (a) Title Company Escrow Provisions. Title Company is acting as a stakeholder only with respect to the Deposit. If there arises at any time controversy or dispute under this Agreement as to the disposition of the Deposit, Title Company may bring an appropriate action or proceeding for leave to deposit the Deposit in a court of competent jurisdiction pending a determination of the proper disposition of the Deposit. In such event, Title Company shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Deposit. Upon delivery of the Deposit in the manner herein provided, Title Company shall have no further liability or obligation hereunder. Seller and Buyer acknowledge and agree that Title Company's duties hereunder are only as specifically provided herein and are purely ministerial in nature; and Seller and Buyer therefore agree that Title Company shall, as long as it acts in good faith, have no liability whatsoever to either

     Seller or Buyer in connection with its duties as escrow agent except for its willful misconduct or gross negligence. Seller and Buyer do hereby further indemnify Title Company against, and agree to hold, save, and defend Title Company harmless from, and against any costs, liabilities, and expenses incurred by Title Company in discharging its duties hereunder except for those arising out of its gross negligence or willful misconduct. Title Company has executed this Agreement for the sole purpose of acknowledging and agreeing to the terms of Sections 2 and 22 above, this Section 24(a) and any other provisions of the Agreement relating to the Deposit.

     (b)  State of Title Prior to Closing.

               (i) Seller covenants and agrees not to intentionally cause or intentionally permit any matter to encumber or adversely affect marketability of title to the Premises during the period from and after the Effective Date to the Date of Closing. In the event that any such matter affecting title to the Premises appears during such period, Seller shall immediately take action to cure such matter, and Seller's failure to cure such matter prior to or on the Date of Closing shall be a default by Seller under this Agreement.

             (ii) If any matter encumbers or adversely affects marketability of title to the Premises during the period from and after the Effective Date to the Date of Closing which was not intentionally caused or intentionally permitted by Seller, then Seller shall immediately take action to cure such matter, provided, if such matter is not cured prior to or on the Date of Closing, then Buyer shall have the option, exercisable in its sole discretion: (A) to terminate this Agreement whereupon the Deposit shall be paid to Buyer, and thereafter, no party shall have any further rights, duties or obligations hereunder; or (B) close the purchase of the Premises notwithstanding that such matter has not been cured prior to the Date of Closing; or (C) extend the Date of Closing by notice to Seller and Title Company (given prior to or on the Date of Closing) to a business day on or prior to December 20, 1996, to provide Buyer with adequate time in which to consider Buyer's options, without prejudice to Buyer's right to exercise either of Buyer's options set forth above in the clauses (A) and (B) above in this Subsection 24(b)(ii). In the event that Buyer elects to extend the Date of Closing as aforesaid, Seller agrees to cooperate in good faith with Buyer to effect a cure of such matter; provided, however, that (i) in cooperating in good faith, Seller shall have no obligation to expend money or otherwise cure any matter that it is not required to cure under this Agreement and (ii) Buyer shall have no right to obtain specific performance of this Agreement as a remedy in such event.

     (c) Quitclaim Deed. If the legal description of the Premises as shown on the Survey differs from the legal description of the Premises as set forth in the deed(s) conveying the Premises to Seller, then Seller shall execute and deliver to Buyer, a quitclaim deed duly executed by Seller and notarized, in recordable form, conveying to Buyer any of Seller's interest in the Premises as shown and described on the Survey, together with an executed Georgia Real Estate Transfer Tax Declaration (with any transfer tax thereon being paid by Buyer).

     (d) Incumbency; Authority. At closing, Seller shall deliver to each of Buyer and Title Company, a certificate executed by a duly authorized officer of Seller, evidencing that the persons executing documents on behalf of Seller have the authority to execute such documents, and such other evidence reasonably satisfactory to Buyer and Title Company of Seller's authority to execute and deliver all documents required to be delivered by Seller to Buyer at closing and to perform Seller's obligations hereunder. Likewise, at Closing, Buyer shall deliver to each of Seller and Title Company, a certificate executed by a duly authorized officer of Buyer, evidencing that the persons executing documents on behalf of Buyer have the authority to execute such documents, and such other evidence reasonably satisfactory to Seller and Title Company of Buyer's authority to execute and deliver all documents required to be delivered by Buyer to Seller at closing and to perform Buyer's obligations hereunder.

     (e) Keys, Plans, Certificates of Occupancy, Guaranties, Manuals and Other Intangible Personal Property. At Closing, Seller shall deliver to Buyer (or its designee), to the extent existing and in the possession of Seller's property management company the following items: (i) all keys to the doors of the Premises (properly tagged for identification); (ii) all Governmental Approvals (as defined below) for the Premises; (iii) all Plans (as defined below) for the Premises;
     (iv) all documents evidencing the intangible property which is a part of the Premises including, without limitation, all unexpired warranties or guaranties relating to the construction or maintenance of the Premises; (v) any operating manuals (which Seller is permitted to transfer) relating to the operation of the equipment and systems of the Premises; and (vi) copies of all Major Repair Contracts (as defined below to the extent not previously provided); and (vii) any Service Contracts which are not terminable by Seller at Closing. If Seller's property management company does not have any of the foregoing items (i) through (vii), Buyer may request such item from Seller and Seller shall use reasonable efforts to deliver any such item to Buyer, as long as Seller already possesses such item and such item is in the files of Seller in its home office.

     (f) Termination of Service Contracts. Seller shall terminate all Service Contracts as they relate to the Premises effective as of the Date of Closing or if any Service Contracts are not terminable, Seller shall remain liable thereunder and shall assume the costs thereof.

     (g) Environmental Reports. Within five (5) business days after the Effective Date, Seller shall deliver to Buyer a complete copy of the Environmental Reports (as defined below) relating to the Premises and any portion thereof. To the best of Seller's actual knowledge (as defined in and subject to the limitation of Section 5), such Environmental Reports to be delivered by Buyer are the only third party environmental site assessments in the possession of Seller or its management company relating to the Premises. As used herein, the term "Environmental Reports" shall mean the environmental reports listed on Exhibit K attached hereto.

     (h)  Delivery of Certain Information.  [Intentionally deleted].

     (i) Closing Conditions. At Closing, the Premises shall be in substantially the same physical condition as on the Effective Date, ordinary wear and tear excepted. Seller shall not alter the Premises except to perform emergency repairs (regarding which Buyer shall be promptly advised) and to perform any other work which has been approved in writing by Buyer.

     (j) New Leases. Seller shall not execute (or make any agreement or commitment, which would be binding upon Buyer, to execute) any Leases or any changes, modifications or amendments to any Leases or any waivers or approvals under any Leases, without the prior written approval of Buyer in each instance.

     (k) Tenant Estoppel Certificates. Seller shall deliver to all tenants at the Premises the form of estoppel certificate attached as Exhibit H promptly after full execution of this Agreement. Seller shall use (and shall cause its management company to use) reasonable efforts to deliver to Buyer such tenant estoppel certificates executed by such tenants on or before the expiration of the Review Period. If Seller fails to deliver the Qualifying Percentage (as defined below) of such executed certificates to Buyer on or before the expiration of the Review Period, then Buyer may terminate this Agreement upon written notice to Seller within three (3) Business Days following the expiration of the Review Period, unless (i) Seller, in its sole option, agrees to deliver to Buyer on the Date of Closing, a Landlord's estoppel certificate in the form attached as Exhibit I for Leases covering either net leasable area or base rent payable under the Leases in an amount sufficient to increase the net leasable area or base rent payable covered by an estoppel certificate (either from tenants or landlord) to the Qualifying Percentage and (ii) any matters set forth on Schedule 1 to Landlord's estoppel certificate do not materially and adversely vary (in Buyer's reasonable opinion) from information disclosed on the Rent Roll.

     If Buyer has delivered its written notice to terminate this Agreement on or before the date specified herein and Seller elects not to deliver such Landlord's certificate, then the Deposit shall be returned to Buyer, and this Agreement shall terminate without recourse to any party hereto. If Buyer elects not to terminate this Agreement for such failure or Seller agrees to deliver such Landlord's certificate, Seller shall continue to use (and shall cause its management company to use) reasonable efforts to obtain any remaining certificates on or before the Date of Closing. Delivery of such remaining tenant certificates, however, shall not be a condition of closing and Buyer shall have no further right to terminate this Agreement for failure to deliver such certificates. The scope of Landlord's certificate shall be reduced by the amount of net leasable area or base rent payable represented by executed tenant estoppel certificates delivered between the expiration of the Review Period and the Date of Closing.

     The term "Qualifying Percentage" shall mean Leases which either (a) demise not less than eighty percent (80%) of the net leasable area in the Premises or (b) account for not less than eighty percent (80%) of the total base rent payable under all of the Leases.

     (l) Subordination and Non-Disturbance Agreements. At Closing, Seller shall use (and shall cause its management company to use) its reasonable efforts to provide Buyer with a subordination and non-disturbance agreement ("SNDA") in the form of Exhibit J attached hereto with such changes (provided to Seller prior to the end of the Review Period) as may be reasonably required by Buyer's lender, executed by tenants under Leases either (i) demising not less than eighty percent (80%) of the net leasable area in the Premises; or (ii) the base rent payable under such Leases account for not less than eighty percent (80%) of the total base rents payable under all Leases. Delivery of executed SNDAs from tenants at the Premises shall not be a condition of Closing, and Buyer shall have no right to terminate this Agreement for failure to deliver SNDAs.

     (m) Governmental Filings. For the period of time commencing on the Effective Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to reasonable financial and other information pertaining only to the day to day operations of the Premises during the period of Seller's ownership of the Premises, which information is relevant and reasonably necessary, in the reasonable opinion of the outside, third party accountants of Buyer (or its permitted assignee) (the "Accountants"), to enable Buyer (or its permitted assignee) and its Accountants to prepare financial statements in compliance with any or all of (i) Rule 3-14 Regulation S-X of the Securities and Exchange Commission (the "Commission"); (ii) any other rule issued by the Commission and applicable to Buyer (or its permitted assignee); and
     (iii) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, Buyer (or its permitted assignee); provided, however, that in any such event(s), Buyer shall reimburse Seller for those out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller's sole obligation with respect to Buyer's preparation or filing of such financial statements shall be to provide Buyer with access to the reasonable, non-proprietary information set forth above. Seller makes no representations or warranties with respect to the information that Buyer or its agents obtain, use or fail to use. Buyer indemnifies and agrees to save harmless Seller, its general and limited partners as well as the officers, directors, shareholders, employees, agents, subsidiaries, affiliates and attorneys of Seller and its general and limited partners, against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, fines, costs, disbursements and expenses (including, without limitation reasonable attorneys' and experts' fees and expenses), imposed upon, incurred by or asserted or awarded against Seller arising from Buyer's use of such information in any financial statement referenced in this
     Section 24(m). The foregoing indemnity shall survive this Agreement and the delivery of the Deed referenced in Section 7(a)(1) of this Agreement.

     25.  ADDITIONAL DEFINITIONS.

     "Business Day" means Monday through Friday excluding holidays recognized by the Government of the State of Georgia and/or the United States Government and excluding days on which national banks in the City of Atlanta are not open for business with the public.

     "Environmental Law" or "Environmental Laws" means all federal, state, or local laws, ordinances, requirements and regulations relating to waste disposal or protecting the environment, including without limitation, (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended ("CERCLA"); (ii) the Solid Waste Disposal Act, (42 U S.C. 6901 et seq.), as amended; (iii) the
Clean Air Act (42 U.S.C.   7401 et seq.) as amended; (iv) the Clean Water
Act (33 U.S.C. I 1251 as amended; (v) the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), as amended; (vi) the
Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. I 136 et seq.), as amended; (vii) the Safe Drinking Water Act (41 U.S.C. I 300f et seq.), as amended; (ix) the Federal Water Pollution Control Act (33 U.S.C.
 1251 et seq.; and (viii) the Toxic Substances Control Act (15 U.S.C.
2601 et seq.).

     "Governmental Approvals" means collectively all certificates of occupancy, licenses, permits, authorizations and approvals required by law or by any Governmental Authority having jurisdiction thereover in respect of the Premises, or any portion thereof, occupancy thereof or any present use thereof in the possession of Seller's management company. If Seller's property management company does not have any of the foregoing Governmental Approvals, Buyer may request such item from Seller and Seller shall use reasonable efforts to deliver any such Governmental Approval to Buyer, as long as Seller already possesses such item and such item is in the files of Seller in its home office.

     "Governmental Authority" means any commission, department or body of any municipal, township, county, state or federal governmental unit, having jurisdiction over the Premises.

     "Hazardous Substance" means any substance, whether solid, liquid or gaseous, which is listed, defined or regulated as a "hazardous substance," "hazardous waste" or "solid waste," or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law, or which is or contains or any petroleum product, urea formaldehyde, asbestos, radon, or any polychlorinated biphenyl.

     "Leases" means collectively all leases, subleases, rental agreements, occupancy agreements and licenses and other agreements, commitments and understandings of whatsoever nature whereby any party has any right to possess, use, occupy or store property on any part of the Premises.

     "Major Repair Contracts" means collectively all contracts for repairs or capital replacements to be performed at the Premises, or covering such work performed during the two (2) years immediately preceding the Effective Date for a contract price in excess of $10,000.00.

     "Plans" means collectively all engineering and architectural plans and specifications, drawings, studies and surveys relating to the Premises located in the office of Seller's property management company.

     "Service Contracts" means collectively all written and oral management, service, landscaping, garbage and trash collection and/or disposal, maintenance, equipment, equipment leasing, supply, security, maintenance, janitorial, repair, concession, pest control, advertising and vending machine agreements and contracts applicable solely to the Premises or any portion thereof and other agreements (and any amendments, modifications or supplements thereto) applicable solely to the Premises or any portion thereof which are in force and effect prior to and on the Date of Closing.

     "Tax Bills" means collectively the bill or bills issued for the years 1993, 1994, 1995, and 1996, for all real estate taxes and personal property taxes.

     26.  MISCELLANEOUS.

     (a) Headings; Captions. The Section headings and Exhibit captions of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

     (b) Invalidity. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of the Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party's right to enforce against the other party the same or any other such term or provision.

     (c) No Third-Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary.

     (d) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.

     (e) Exhibits. Each Exhibit attached to this Agreement is herein incorporated by this reference and is a part of this Agreement.

     (f) Use of Pronouns. The use of the neuter singular pronoun to refer to a party shall be deemed a proper reference, even though such party may be an individual, partnership or a group of two or more individuals. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one seller or buyer and to either partnerships or individuals (male or female) shall in all instances be assumed as though in each case fully expressed. The words "herein" or "hereof" or "hereto" are references to this Agreement.

     (g) No Waiver. No delay, forbearance or neglect by either party in the enforcement in any of the conditions of this Agreement or either parties rights or remedies hereunder, shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or any consent required hereunder or any consent to any departure from this Agreement, shall be effective unless expressly or affirmatively made in writing, and signed by or on behalf of the parties to be charged with such waiver. No waiver shall be deemed to be a continuing waiver or waiver in respect of any breach or default, either of similar or different nature, unless expressly or so stated in writing.

     (h) Computing Time Periods. If any time period provided for in this Agreement ends on a day other than a Business Day, the time period shall be extended to the next Business Day.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and the year first above written.

                              SELLER:

                              JOHN HANCOCK REALTY INCOME FUND-II LIMITED
                              PARTNERSHIP, a Massachusetts limited
                              partnership

                                By:  John Hancock Realty Equities, Inc.,
                                     as its general partner

                                BY:  GEORGE KOVACH
                                     ------------------------
                                     George S. Kovach
                                     Assistant Vice President
















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                                    25
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                              BUYER:

                              FR ACQUISITIONS, INC.


                                BY:  MICHAEL TOMASZ
                                     ------------------------
                                     Michael Tomasz
                                     President



























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                                    26
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The undersigned Title Company is made a party to this Agreement for the purpose of acknowledging and agreeing to the Provisions of Paragraphs 2, 22, 24(a) and the other provisions of the within and foregoing Agreement relating to the Deposit and Escrow Amounts.

Executed under seal as of the date first above written.

                              CHICAGO TITLE INSURANCE COMPANY

                              By:  Kevin W. Wood
                                   Assistant Vice President, Counsel

                                        [CORPORATE SEAL]

                           SCHEDULE OF EXHIBITS

Exhibit A           Description of the Premises
Exhibit B           Leases, Tenants and Security Deposits
Exhibit B-1         Rent Roll
Exhibit C           Service Contracts
Exhibit D           Notices from Governmental Authorities
Exhibit E           Actions, Suits, Tax Contests, Etc.
Exhibit F           Agreements, Commitments or Understandings Which Would
                    Survive Closing
Exhibit G           Financial Information Concerning the Premises
Exhibit H           Tenant Estoppel Certificate
Exhibit I           Landlord's Certificate
Exhibit J           Subordination, Nondisturbance and Attornment Agreement
Exhibit K           Environmental Reports